SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERINST INSURANCE GROUP, LTD

(Name of Registrant as Specified In Its Charter)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AmerInst Insurance Group, Ltd.

c/o USA Risk Group (Bermuda), Ltd.

Windsor Place

18 Queen Street, 2nd Floor

P.O. Box HM 1601

Hamilton, Bermuda HM GX

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 29, 2003

To the Shareholders of AmerInst Insurance Group, Ltd.

The annual general meeting of shareholders of AmerInst Insurance Group, Ltd. will be held on Thursday, May 29, 2003, 10:00 a.m., local time at Richmond House, #12 Par La Ville Road, Hamilton, HM 08, Bermuda, to:

•	elect Ronald S. Katch as a director of the company to serve for a term expiring at the 2006 Annual General Meeting of Shareholders;

•	elect Murray Nicol as a director of the company to serve for a term expiring at the 2006 Annual General Meeting of Shareholders;

•	appoint Deloitte & Touche our independent auditors until the next annual general meeting of shareholders at a remuneration determined by the board of directors; and

•	transact such other business as may properly come before the meeting or any adjournment thereof.

Our board of directors selected the close of business on March 31, 2003 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Copies of our proxy statement, a proxy and our annual report accompany this notice. We hope you will read the proxy statement and submit your proxy. We appreciate your cooperation.

By order of the Board of Directors

Ronald S. Katch

Chairman of the Board

April 30, 2003

AmerInst Insurance Group, Ltd.

c/o USA Risk Group (Bermuda) Ltd.

Windsor Place

18 Queen Street, 2nd Floor, P.O. Box HM 1601

Hamilton, Bermuda HM GX

April 30, 2003

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 29, 2003

GENERAL INFORMATION

We are sending you this proxy statement in connection with the solicitation of proxies by our board of directors for the 2003 annual general meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about May 2, 2003. In this proxy statement we refer to AmerInst Insurance Group, Ltd. as the “Company,” “we” or “us”.

References to “AIIG” refer to our predecessor entity, AmerInst Insurance Group, Inc., a Delaware corporation. On December 2, 1999, we and AIIG consummated an exchange transaction pursuant to an Exchange Agreement under which AIIG transferred all of its assets and liabilities to us in exchange for our newly issued common shares, and AIIG was then liquidated.

Annual Meeting Information

Date and location of the annual general meeting.    We will hold the annual general meeting on Thursday, May 29, 2003, 10:00 a.m., local time at #12 Par La Ville Road, Hamilton, HM 08, Bermuda.

Voting Information

Record Date.    The record date for the annual general meeting is Monday, March 31, 2003. You may vote at the meeting and any adjournment or postponement thereof all of our common shares that you owned as of the close of business on that date. Each common share entitles you to one vote on each matter to be voted on at the annual general meeting. On the record date, 331,751 common shares were outstanding, held by 2,423 holders of record. AmerInst Investment Company, Ltd., a wholly-owned indirect subsidiary of the Company holds 27,306 of our common shares, constituting approximately 8.2% of our issued and outstanding common shares.

We need two persons present in person at the annual general meeting and representing in person or by proxy at least one-third of the total issued voting common shares to hold the annual general meeting.

Votes required to elect directors and to adopt other proposals.    The election of directors, appointment of Deloitte & Touche and approval of any other action or actions proposed to be taken at the annual general meeting, require the affirmative vote of the majority of votes cast thereon. If you are otherwise entitled to vote, your vote may be cast in person or represented by proxy by show of hands, or, under certain circumstances in accordance with our bye-laws, a demand for a poll can be made whereby each share, be it held by a shareholder or represented by proxy, receives one vote.

Submitting voting instructions for shares held in your name.    If you hold shares in your name as a record holder, you may vote your shares by proxy through the mail. Submitting your proxy will not limit your right to vote in person at the annual general meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the board’s recommendations.

Revoking your proxy.    You can revoke your proxy at any time before your shares are voted by delivering a written revocation notice or duly executed form of proxy bearing a later date, prior to the annual general meeting, to Secretary, AmerInst Insurance Group, c/o USA Risk Group (Bermuda) Ltd., Windsor Place, 18 Queen Street, 2nd Floor, P.O. Box HM 1601, Hamilton, HM GX, Bermuda or by voting in person at the meeting.

Voting to “abstain”.    On the proposal to appoint Deloitte & Touche, you can vote to “abstain”. If you vote to “abstain” your shares will be counted as present at the annual general meeting for purposes of the proposal. Abstentions and broker non-voters are not counted in the vote.

Submitting voting instructions for shares held in someone else’s name.    If you own shares held of record by another person and want to vote in person, you must obtain a legal proxy from the record holder and bring it to the meeting.

Item 1—Election of Directors

Our board currently has nine members as fixed by a shareholders resolution of July 2, 1999. Our bye-laws divide the directors into three classes. The directors in a given class are elected for a term of three years, and the term of each class expires in a different year. You are being asked to elect Ronald S. Katch and Murray Nicol, whose terms expire this year, each to a three-year term expiring at the 2006 annual general meeting, or until their successor(s) shall have been duly elected and qualified.

Bruce W. Breitweiser, who is in the same class of directors as Mr. Katch and Mr. Nicol, was not nominated for reelection. The board is currently considering what qualifications and experience would be most valuable in a board member to replace Mr. Breitweiser. The board of directors felt that it should take care in choosing a successor to Mr. Breitweiser and the nominating committee was not able to determine who would be an appropriate candidate prior to the mailing of this proxy statement. Therefore, this proxy statement solicits votes to elect two directors rather than three directors. Under applicable regulations of the U.S. Securities and Exchange Commission proxies provided to us cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Listed below is the name, age, officer position with the Company, principal business experience during the last five years, and other information regarding each person proposed to be nominated for election as a director as well as the continuing directors.

Our officers are elected annually by the board of directors to serve for a term of one year or until a successor is duly elected and qualified.

Our board, upon recommendation of our nominating committee, has nominated Mr. Katch and Mr. Nicol. We believe that the nominees for director will be able to serve. If any nominee would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person as the board of directors at the time recommends to serve in place of such nominee.

The board recommends that you vote “FOR” the election of Messrs. Katch and Nicol.

Nominees for Election as Directors for a three year term ending in 2006

Ronald S. Katch	Age 69. Chairman of the Board of Directors since December 1999. Director of the Company since July 1998. Treasurer of AIIG from 1991 to December 1999. Director of AIIG from its formation in September of 1987 to December 1999. Managing Partner of Katch, Tyson & Company, CPAs, located in Northfield, Illinois, USA. Former member and Chairman of the AICPA Professional Liability Insurance Plan Committee.

Murray Nicol

Age 36. Director, Vice President and Treasurer of the Company since November 2002. Senior Account Manager and Vice President of USA Risk Group (Bermuda) Ltd. since February 2002. Account Manager at Marsh Bermuda from February, 1998 through January, 2001. Audit Senior at Anderson, Anderson & Brown (Scotland) from June, 1992 to January, 1998. Mr. Nicol is a Chartered Accountant.

Directors Continuing in Office—term expiring in 2004

Stuart Grayston

Age 62. President of USA Risk Group (Bermuda) Ltd. since November 2001. Director and President of the Company since May 2002. Founder and President of Grayston Consulting Services since April 1993. Mr. Grayston was with Frank B. Hall from 1988 to 1992 as President and CEO of their worldwide Alternative Market Division, which included captive management operations in Bermuda, Vermont and Colorado. Prior to 1988, Mr. Grayston was President of Skandia Insurance Management and Hanna Insurance Management in Bermuda, which merged with a captive insurance management firm in Bermuda that Mr. Grayston established in 1977.

Jerome A. Harris

Age 60. Director of the Company since July 1998. Assistant Secretary of the Company since September 1999. Secretary and Assistant Treasurer of AIIG from May 1998 to December 1999. Assistant Secretary and Assistant Treasurer of AIIG from December 1995 through May 1998. Director of AIIG from May 1995 to December 1999. Managing Partner of Checkers, Simon & Rosner, LLP, Chicago, Illinois, USA since 1978. Senior Managing Director of American Express Tax and Business Services since 1997. Partner of Altschuler Melvoin and Glasser, LLP, a certified public accounting firm, since 1997. Founding and past board member and past member of the Executive Committee of the Accountants Liability Assurance Company, Ltd. Former Chairman of the Illinois CPA Society Insurance Liability Task Force.

David N. Thompson

Age 52. Director of the Company since July 1998. Assistant Secretary of the Company since September 1999. Director of AIIG from May 1998 to December 1999. Chairman and Chief Executive Officer of E-Insure Services, Inc., an Internet insurance marketplace since 1996. He also held positions as President and CEO of Millers American Group in 1988 and 1999, and Senior Vice President-Mergers and Acquisitions, at Meadowbrook Insurance Group, Inc., in 1998. He was COO of Alexander & Alexander’s Affinity Group in 1997 and 1996, and prior thereto he was Chairman, President and Chief Executive Officer, with Crum & Forster Managers Group, an underwriter of property and casualty insurance and the predecessor to Coregis Insurance Company. Mr. Thompson is a CPA.

Directors Continuing in Office—term expiring in 2005

Jeffry I. Gillman

Age 61. Director of the Company since February 1999. Director of AIIG from February 1999 to December 1999. Mr. Gillman has been the President of Gillman & Shapiro, P.A., a certified public accounting firm in Stuart, Florida, USA since 1977. Former member of the AICPA Professional Liability Insurance Plan Committee. Former founding trustee of the Florida Institute of CPAs Health Benefit Trust.

Irvin F. Diamond

Age 61. Director of the Company since July 1999. Director of AIIG from February 1999 to December 1999. Principal in REDW Business & Financial Resources, LLC, a public accounting firm, since 1953. Current member of the Board of Directors of

Millenium Chemicals, Inc. (NYSE-MCH) and Coopers, Inc., a closely-held apparel retailer. Former member and Vice President of the AICPA Board of Directors. Former President of the New Mexico Society of Certified Public Accountants. Mr. Diamond is a Certified Financial Planner, an AICPA Personal Financial Specialist, a Registered Investment Advisor and a Certified Valuation Analyst (C.V.A.). Mr. Diamond is a recognized national expert witness and litigation consultant in CPA’s professional liability matters.

Jerrell A. Atkinson

Age 61. Director of the Company since September 1999. CPA (retired), founder of Atkinson & Company, Ltd., a certified public accounting firm, and senior director of Atkinson & Company, Ltd. from 1971 to 2000. Managing Director of Atkinson & Company, Ltd. from 1971 until 2000. Former member of the AICPA Life and Disability Insurance Committee and the AICPA Benevolent Fund, Inc. Former member of the AICPA Board of Directors, Finance Committee, P.C.P.S. Division of firms (Chairman-1990-1993) and M.A.P. Committee. Former President of the New Mexico Society of CPA’s. Mr. Atkinson is also a Certified Valuation Analyst (C.V.A.).

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 31, 2003 with respect to beneficial ownership of our common shares by each person who, to our knowledge, is a holder of more than 5% of our common shares and each of our directors, director nominees and officers and all directors and officers as a group. None of our directors, director nominees or officers owns greater than 1% of our outstanding common shares. As a group, they own approximately 1.3% of our outstanding common shares. The 27,306 common shares owned by our subsidiary, AmerInst Investment Company, Ltd., constitute approximately 8.2% of our issued and outstanding common shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise noted, all information in the table and the accompanying footnotes is given as of March 31, 2003, and has been supplied by each of the persons included in the table.

Name	Number of Common Shares Beneficially Owned
AmerInst Investment Company, Ltd. (1)	27,306
Ronald S. Katch, CPA (2)	400
Jerome A. Harris, CPA	817
David N. Thompson, CPA	329
Jeffry I. Gillman, CPA (3)	100
Irvin F. Diamond, CPA (4)	2,000
Jerrell A. Atkinson, CPA	216
Murray Nicol, CA	—
Stuart Grayston	—
Bruce W. Breitweiser, CPA (5)	294
All Directors and Officers as A Group (9 Persons)	4,156

(1)	AmerInst Investment Company, Ltd. is a wholly-owned indirect subsidiary of the Company. Under Bermuda law, AmerInst Investment Company, Ltd. is entitled to vote the common shares held by it. AmerInst Investment Company, Ltd. has indicated that it intends to vote the common shares held by it for each of the board’s nominees for director and for the appointment of Deloitte & Touche.
(2)	Katch, Tyson & Company, CPAs, of which Mr. Katch is a partner, is the record and beneficial owner of the common shares shown and has sole voting and investment power with respect to those common shares.
(3)	Gillman & Shapiro, P.A., of which Mr. Gillman is the managing shareholder, is the record and beneficial owner of the common shares shown and has sole voting and investment power with respect to those shares.

(4)	Rogoff Erickson Diamond & Walker, LLP, of which Mr. Diamond is a partner, is the record and beneficial owner of the common shares shown and has sole voting and investment power with respect to those shares.
(5)	These common shares are held by Country Trust Bank as trustee of the 401(k) Savings Plan of Dunbar, Breitweiser & Company for the benefit of Bruce W. Breitweiser.

Item 2—Appointment of Auditors

Deloitte & Touche has been retained as our independent auditor since we changed our domicile to Bermuda due to their expertise with respect to Bermuda domiciled entities.

The Audit Committee has recommended the appointment of Deloitte & Touche as our independent auditors until the next annual general meeting of shareholders at a remuneration determined by the board of directors.

The board of directors recommends that you vote “FOR” the appointment of Deloitte & Touche as our independent auditors until the next annual general meeting of shareholders at a remuneration determined by the board of directors.

Board and Committee Meetings

There were seven committees of the board of directors during 2002 constituted as follows:

Committee	Members
Shareholder Relations Committee	Messrs. Gillman, Diamond, and Grayston

Audit Committee	Messrs. Breitweiser and Gillman

Finance Committee	Messrs. Harris, Atkinson, and Nicol

Investment Committee	Messrs. Thompson, Diamond, and Nicol

Underwriting, Actuarial and Reinsurance Committee	Messrs. Harris, Thompson and Grayston

Public Relations Committee	Messrs. Breitweiser and Atkinson

Nominating Committee	Messrs. Atkinson and Gillman

The seven committees respectively have and may exercise the full power of the board of directors, as to all matters relating to ownership, transfer or redemption of our common shares; the annual audit of our financial statements; review and approval of our fiscal year budget; our investment activity and consideration of various opportunities and options available to us; the review and negotiation of reinsurance contracts; coordination of press releases and other communications with the public; and consideration of nominees to the board of directors.

The board of directors has adopted a written charter for the audit committee. The audit committee has the authority to consider the qualifications of our independent auditors and make recommendations to the Board of Directors as to their suitability for recommendation to the shareholders for appointment, approve any material, non-audit services to be rendered by such independent auditors, and review and resolve any differences of opinion between such independent auditors and management relating to the preparation of our financial statements.

If you are a shareholder entitled to vote at an annual general meeting, you may nominate one or more persons for election as directors at that meeting. The nominating committee will consider nominees recommended by security holders. If you wish them to nominate one or more persons to serve as a director, you may ask them to do so at the 2004 annual general meeting by sending a written notice to the committee c/o Secretary, AmerInst Insurance Group, c/o USA Risk Group (Bermuda) Ltd., Windsor Place, 18 Queen Street,  2nd Floor, P.O. Box HM 1601, Hamilton, HM GX, Bermuda.

During 2002, the audit committee met twice, the investment committee met four times, the finance committee met once, the nominating committee met once, and the underwriting, actuarial and reinsurance committee met twice. During 2002, the shareholder relations committee and the public relations committee conducted their respective committee business informally without a meeting.

The board of directors held a total of three meetings during 2002. All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by each committee of the board on which such directors served.

Executive and Director Compensation

Our directors receive an annual retainer of $12,000. They are also paid $600 per half day for each board meeting and $150 per hour for each committee meeting attended during the calendar year. All of our officer positions are filled by directors who fill officer positions without any salary or other compensation. Directors are entitled to receive reimbursement for expenses incurred in attending board or committee meetings or when otherwise acting on our behalf. The chairman of the board, as well as the chairman of each of the audit and investment committees receives an annual retainer of $3,000 and members of the underwriting, actuarial and reinsurance committee, excluding Mr. Grayston, receive an annual retainer of $1,500 each.

None of our directors received compensation from us exceeding $60,000 during our 2002 fiscal year. The total compensation of all directors in 2002 was $212,192.

We have a management agreement with USA Risk Group (Bermuda) Ltd., pursuant to which USA Risk Group (Bermuda) Ltd. has agreed to provide management services to us. Stuart Grayston, our President and Murray Nicol, our Vice President and Treasurer, are employed by USA Risk Group (Bermuda) Ltd.

Certain Transactions and Relationships

Since 1967 the AICPA has sponsored the AICPA Professional Liability Insurance Plan. The initial and historical business of AmerInst Insurance Group, Ltd., has been to act as a reinsurer of professional liability insurance policies having effective dates on or after April 1, 1988, which are issued by the primary insurer under the AICPA Sponsored Plan. This business is conducted through an insurance company subsidiary.

The Professional Liability Insurance Plan Committee (PLIP) evaluates the AICPA Sponsored Plan periodically in order to effect changes that that committee believes will result in a stable and competitively priced source of professional liability insurance coverage for accounting firms insured under the Sponsored Plan. To that end, the PLIP Committee was involved in the organization of AIIG and its insurance company subsidiary, including the selection of the initial directors of AIIG. However, the AICPA does not direct the affairs of, it is not responsible for any obligations of, nor does it receive any direct economic benefit from, us.

Although we have entered into reinsurance agreements with the primary insurer under the AICPA Sponsored Plan and intend to cooperate with the AICPA in the provision, through such reinsurance agreements and otherwise, of reinsurance capacity for the AICPA Sponsored Plan, we have no contractual right to long-term involvement in the AICPA Sponsored Plan. Similarly, other than as provided by the previously mentioned reinsurance agreements, we are not obligated to use our reinsurance capacity as part of the AICPA Sponsored Plan and may, in the discretion of our board of directors, provide reinsurance for accountants’ professional liability coverage in programs not sponsored by the AICPA.

Report of the Audit Committee

Our audit committee consists of two directors, Mr. Breitweiser and Mr. Gillman, both of whom are independent directors as that term is defined for purposes of the National Association of Securities Dealers’ listing standards.

Management has primary responsibility for the integrity of our financial information. Deloitte & Touche has audited our financial statements in accordance with generally accepted auditing standards and expressed an opinion on our financial statements based on those audits. Our audit committee is responsible for overseeing the conduct of these activities by management and Deloitte & Touche.

As part of its responsibility, the audit committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche. The audit committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche that firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the U.S. Securities and Exchange Commission.

Signed on behalf of the Audit Committee by

Bruce W. Breitweiser, Chairman

Jeffry I. Gillman

Accounting Information

Deloitte & Touche served as our independent public accountant for the fiscal year ended December 31, 2002. We do not anticipate that any representative of Deloitte & Touche will be present at the annual general meeting.

We have retained Deloitte & Touche as our independent auditor since our redomicile to Bermuda due to their expertise with respect to Bermuda domiciled entities.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2001 and 2002 and for the reviews of our consolidated financial statements included in our quarterly reports filed with the Securities and Exchange Commission on Forms 10-Q and 10-K for fiscal years then ended were approximately $54,000 and $70,000, respectively. We did not pay any fees to Deloitte & Touche for any professional services other than those related to the annual audit and quarterly reviews of our financial statements in either fiscal year. We do not intend to engage Deloitte & Touche to provide such services other than with the prior approval of the audit committee.

Other Matters

Annual Report to Shareholders.    We have mailed this proxy statement to each shareholder entitled to vote at the annual general meeting. A copy of our 2002 annual report accompanies this proxy statement. Included in the 2002 annual report are our consolidated financial statements for the fiscal year ended December 31, 2002. You may obtain, at no charge, a copy of our Annual Report on Form 10-K, for the year ended December 31, 2002 by contacting the Shareholder Services Division in writing at P.O. Box 1330, Montpelier Vermont 05601; by phone at 800-422-8141; or via the Internet at www.AmerInst.bm. As required by Section 84 of the Companies Act, our consolidated financial statements, including the auditor’s report, will be laid before the annual general meeting, but no shareholder action will be required concerning those statements.

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the U.S. Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common shares, to file initial reports of ownership and reports of changes in ownership with the U.S. Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by U.S. Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2002.

Other Business.    If other matters are properly brought before the annual general meeting, the proxy holders will vote upon such matters according to their judgment.

Shareholder proposals for the 2004 annual meeting.    Under U.S. Securities and Exchange Commission rules, shareholders who intend to present a proposal at the 2004 annual general meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Secretary, AmerInst Insurance Group, Ltd., c/o USA Risk Group (Bermuda) Ltd., Windsor Place, 18 Queen Street, 2nd Floor, P.O. Box HM 1601, Hamilton, HM GX, Bermuda. We must receive the proposal no later than January 2, 2004.

Costs of soliciting your proxy.    We will pay the expenses of the preparation of the proxy materials and the solicitation by the board of directors of your proxy. Our directors, officers and employees and USA Risk Group (Bermuda) Ltd., our management company, none of whom will receive any additional compensation for soliciting, may solicit your proxy by telephone or other means of communication. We will reimburse brokers and other nominees for costs they incur mailing proxy materials.

By order of the Board of Directors

RONALD S. KATCH

Chairman of the Board

AmerInst Insurance Group, Ltd.

PROXY AMERINST INSURANCE GROUP, LTD.	PROXY

This Proxy is solicited on behalf of the Board of Directors

for the Annual General Meeting of Shareholders to be held May 29, 2003.

Ronald S. Katch and Jerome A. Harris, or either of them, are designated as proxies, with full power of substitution, to vote all the Common Shares of AmerInst Insurance Group, Ltd. which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held on May 29, 2003, or at any adjournment thereof, as specified on the reverse side of this card.

You may enter your vote on the reverse side of this card.

The Company’s directors recommend a vote FOR each proposal listed. The proxies shall vote as specified, but if no choice is specified the proxies shall vote in accordance with the recommendations of the Company’s directors. If other business is presented at said meeting, this proxy shall be voted in accordance with the judgment of the proxies on those matters.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE THE REVERSE SIDE AND

RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

AMERINST INSURANCE GROUP, LTD.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0

	For	Against
1(a). To elect Ronald S. Katch as a director to serve for a term expiring at the 2006 annual general meeting of shareholders	0	0

1(b). To elect Murray Nicol as a director to serve for a term expiring at the 2006 annual general meeting of shareholders	0	0
	For	Against	Abstain
2. To appoint Deloitte & Touche as AmerInst Insurance Group, Ltd.’s independent auditors until the next annual general meeting of shareholders at a remuneration determined by the board of directors	0	0	0

3. With discretionary power in the transaction of such other business as may properly come before the meeting.

Date                                               , 2003

Signature(s)

Print Name

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) in our records. If your shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual General Meeting, please sign, date, and return this proxy promptly in the enclosed postage-prepaid envelope or by facsimile to Bank of Butterfield (Bermuda) Limited at (441) 295-6759, Attn: Tracey Johnson.